Exhibit 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SANDISK PROVIDES BUSINESS UPDATE AND SETS JANUARY 21 TO DISCUSS
FOURTH QUARTER FINANCIAL RESULTS

MILPITAS, Calif., Jan 12, 2015 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today provided preliminary revenue results for its fourth fiscal quarter ended December 28, 2014. The company estimates total revenue to be approximately $1.73 billion, lower than the previously forecasted revenue range of $1.80 billion to $1.85 billion. The lower revenue was primarily due to weaker than expected sales of retail and iNAND products. Non-GAAP gross margin for the fourth fiscal quarter is expected to be approximately 45% compared to the previously guided range of 47% to 49%.

On Wednesday, January 21, 2015, SanDisk will publish its fourth quarter fiscal 2014 financial results press release via business wire after the close of market, and will hold its earnings conference call at 2 p.m., Pacific time. To listen to the January 21, 2015 conference call, please dial 785-830-7989, password 9225981, at least 10 minutes before the call commences. The conference call will also be available on a listen-only mode webcast, and it can be accessed live from SanDisk’s website at www.sandisk.com/ir. A replay of the webcast will also be made available, on-demand, following the conclusion of the conference call.

A reconciliation of expected non-GAAP gross margin to expected GAAP gross margin for the fourth fiscal quarter is available on our website at www.sandisk.com/IR.

Forward-Looking Statements
This news release contains certain forward-looking statements, including those regarding our preliminary revenue and non-GAAP gross margin results for the fourth quarter of fiscal year 2014. The preliminary financial information provided in this press release is based on management’s initial review of operations for the quarter and is subject to our normal quarter- and year-end accounting review and the review and subsequent audit by our independent registered public accounting firm. The preliminary financial information is based on our current expectations and is subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others:

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that our preliminary results could be adjusted or otherwise change after our normal quarter- and year-end accounting review and the review and subsequent audit by our independent registered public accounting firm; and

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the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2014.

All statements made in this press release are made only as of the date of this release. We undertake no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

About SanDisk
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world's largest data centers, and embedded in advanced smart phones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2015 SanDisk Corporation. All rights reserved. SanDisk is a trademark of SanDisk Corporation, registered in the United States and other countries.

Investor Contacts:
Jay Iyer
408-801-2067
jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732
brendan.lahiff@sandisk.com

Media Contact:
Michael Diamond
408-801-1108
michael.diamond@sandisk.com

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SanDisk Corporation
Reconciliation of Q4’14 Expected Non-GAAP and Expected GAAP Gross Margin
Provided in Conjunction with a January 12, 2015 Business Update Press Release (1)

	Non-GAAP	GAAP
Gross Margin (2)	Approximately 45%	Approximately 42% - 43%

(1)
The information herein is preliminary and qualified by, and subject to, the disclaimers regarding forward-looking statements that are included in our January 12, 2015 Business Update Press Release and on our Investor Relations web page at www.sandisk.com/ir.

Non-GAAP excludes the following items:

(2)	Estimate of share-based compensation, inventory step-up expense and amortization of acquisition-related intangible assets to be included in total cost of revenue.